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                                                                    EXHIBIT 10.2

                                                                  Execution Copy

                                    SUPPORT AGREEMENT, dated as of August 13,
                           2001, among CASTLE HARLAN PARTNERS III, L.P. (the "Sponsor"), WFS HOLDINGS, INC. ("Holdings"), WORLDWIDE FLIGHT SERVICES, INC., (the "Borrower") and The Chase Manhattan Bank, as Administrative Agent (the "Agent") for the Lenders under the Credit Agreement dated as of August 12, 1999, as amended (the "Credit Agreement"), among Holdings, the Borrower, the lenders party thereto (the "Lenders"), the Agent, and DLJ CAPITAL FUNDING, INC., as Syndication Agent.

         The Sponsor owns substantially all of the Equity Interests in Holdings, and Holdings owns all of the Equity Interests in the Borrower. Holdings and the Borrower have requested that the Lenders grant a limited waiver of compliance with certain provisions of the Credit Agreement in the manner provided in Waiver to the Credit Agreement (the "Waiver") dated as of the date hereof. In order to induce the Lenders to approve the Waiver the Sponsor has agreed to give certain undertakings directly to the Agent acting on behalf of the Lenders, all as provided in this Agreement. The execution of this Agreement is a condition precedent to the effectiveness of the Waiver. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         SECTION 1.01. Definitions. All capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

         "Available Liquidity" means, on any date, the sum of (a) the Unrestricted Cash Balances of the Borrower and the Subsidiary Loan Parties on such date and (b) undrawn Revolving Commitments available to the Borrower and the Subsidiary Loan Parties under the Credit Agreement on such date as to which all conditions to borrowing are satisfied as of such date.

         "Maturity Date" means December 31, 2001.

         "Sponsor Default" means (a) the failure by the Sponsor to observe or perform any covenant, condition or agreement contained herein or in the Subordination Agreement and (b) any representation or warranty of the Sponsor contained herein, in the Support Agreement or in any certificate of the Sponsor delivered in connection therewith is incorrect in any material respect as of the date on which it was made.

         "Subordination Agreement" means the Subordination Agreement in the form of Exhibit B, among the Sponsor, Holdings, the Borrower and the Agent for the benefit of the Lenders.



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         "Support Effective Date" means August 13, 2001.

         "Support Event" means (a) each occasion on which (i) the Borrower requests any Borrowing under the Credit Agreement and (ii) the Available Liquidity of the Borrower is, or would be after giving effect to such requested Borrowing, less than $5,000,000 at the time the Borrower makes such request (each, a "Class One Support Event") and (b) each occasion on which (i) the Available Liquidity of the Borrower is less than $2,000,000 and (ii) the Borrower delivers a written notice to the Sponsor requesting the Sponsor to make a Sponsor Contribution (each, a "Class Two Support Event").

         "Unrestricted Cash Balances" means, as of any date, all cash and cash equivalents held by the Borrower and the Subsidiary Loan Parties on such date that are not (a) contractually committed to be spent, reserved for or applied to a specific purpose, (b) required to be maintained or kept available by the applicable Loan Party or (c) otherwise subject to contractual or other restrictions limiting the applicable Loan Party's ability to spend, transfer or otherwise apply such cash or cash equivalents.

         SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any Loan Document), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.



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                                   ARTICLE II

                             Sponsor Contributions


         SECTION 2.01. Required Sponsor Contributions. The Sponsor agrees that it will, subject to the terms and conditions hereof, make cash contributions to the Borrower in the amounts set forth in the following sentence (each, a "Sponsor Contribution") upon the occurrence of any Support Event; provided that under no circumstances will the Sponsor be obligated hereunder to provide aggregate Sponsor Contributions in an amount greater than $10.0 million at any time outstanding. Subject to the foregoing, upon the occurrence of:

                  (a) any Class One Support Event, the Sponsor shall make a Sponsor Contribution in an amount equal to the aggregate principal amount of the Borrowing (or, in the case of a Borrowing that reduces the Available Liquidity of the Borrower to less than $5,000,000, the portion of such Borrowing that results in the Borrower's Available Liquidity being less than $5,000,000) giving rise to such Class One Support Event; and

                  (b) any Class Two Support Event, the Sponsor shall make a Sponsor Contribution in the amount requested by the Borrower; provided that the amount so requested shall not exceed the amount sufficient to make the Available Liquidity of the Borrower equal to $2,000,000.

         The Sponsor shall make all Sponsor Contributions promptly upon the occurrence of the applicable Support Event, but in no event later than (a) in the case of a Class One Support Event, the time at which the Borrowing giving rise to such Class One Support Event is made and (b) in the case of a Class Two Support Event, 1:00 p.m., Dallas time, on the second Business Day of the Borrower immediately following such Class Two Support Event.

         SECTION 2.02. Borrowings; Contribution Requests. The Borrower acknowledges and agrees that (i) at any time that the Available Liquidity of the Borrower is, or would be after giving effect to the applicable Borrowing, less than $5,000,000, it will not receive, and the Lenders will not be required to fund, any Borrowing unless the Sponsor has, prior to or concurrently with such Borrowing, made the Sponsor Contribution required in respect of such Borrowing pursuant to Section 2.01(a) hereof and (ii) at any time that the Available Liquidity of the Borrower is less than $2,000,000, it will not make, and the Lenders will not be required to fund, any Borrowing.

         SECTION 2.03. Sponsor Notes. Each Sponsor Contribution will be made as a subordinated loan evidenced by one or more unsecured promissory notes of the Borrower in the form of Exhibit A hereto (the "Sponsor Notes"). The Sponsor Notes (a) will not contain remedies or like provisions that have effect before the Obligations have been paid in full in cash, (b) except as expressly provided in the Subordination Agreement, will not provide for any cash payments to be made thereon (whether in respect of principal, interest or otherwise) until the Obligations have been paid in full in cash (it being




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understood that nothing contained herein shall prevent the Borrower from paying interest on Sponsor Notes in the form of additional Sponsor Notes), (c) may not mature prior to the Maturity Date and (d) may not be held by any Person other than the Sponsor. The Sponsor Notes will be subject to the terms of the Subordination Agreement.

         SECTION 2.04. Notification of Contributions. Promptly after any payment is made pursuant to Section 2.01 the Borrower shall notify the Agent of the same, specifying the amount paid, the principal amount of Sponsor Notes subscribed for, the date of payment, and such other details as the Agent may reasonably require.

         SECTION 2.05. Statements of Available Liquidity. On the last Business Day of each week, a Financial Officer of the Borrower will deliver a certificate to the Agent and the Sponsor setting forth the Borrower's Available Liquidity as of such date and demonstrating the calculation thereof in reasonable detail.

         SECTION 2.06. Termination. Except as set forth in this section, the obligations of the Sponsor hereunder shall terminate on the earlier to occur of
(a) the date on which the Obligations have been paid in full in cash and (b) the Maturity Date. Notwithstanding anything to the contrary herein, the Sponsor's obligations under Section 5.02 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated herein, the repayment of the Obligations or the termination or expiration of this Agreement or any provision hereof.

                                  ARTICLE III

                         Representations and Warranties

         The Sponsor represents and warrants to the Agent and the Lenders that:

         SECTION 3.01. Organization; Powers. It is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as now conducted.

         SECTION 3.02. Authorization; Enforceability. It has the power and authority and legal right to execute and deliver, and to perform its obligations under this Agreement, and this Agreement has been duly authorized by all necessary action. This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of the Sponsor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.


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         SECTION 3.03. Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement (a) does not require any Government Approvals, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or its organizational documents or any order of any Governmental Authority and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or its assets, or give rise to a right thereunder to require any payment to be made by it.

         SECTION 3.04. Investment and Holding Company Status. It is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.05. Liquidity; No Material Adverse Change. (a) It has available to it at least $10,000,000 in cash, cash equivalents and available commitments under its liquidity facility (the "Liquidity Facility") for which all conditions precedent to drawing capable of being satisfied prior to a drawing have been satisfied; (b) it has delivered to Cravath, Swaine & Moore, counsel to the Agent, a true and complete copy of the agreement evidencing the Liquidity Facility; and (c) there exists no event, circumstance or condition that could reasonably be expected to result in the failure of any condition to drawing under the Liquidity Facility to be satisfied or otherwise to prevent the Sponsor from making drawings under the Liquidity Facility.

                                   ARTICLE IV

                        Undertakings and Acknowledgments

         SECTION 4.01. Nature of Liability; Independent Obligation. The Sponsor agrees that this Agreement may be enforced by the Agent without the necessity at any time of resorting to or exhausting any proceedings or actions under the Credit Agreement or any other Loan Document or otherwise, or resorting to any other guarantees or attempting first to collect any Obligations (or to enforce the performance of any such Obligations) of the Borrower or any other Loan Party. The Sponsor hereby waives the right to require the Agent to join the Borrower or any other Loan Party in any action brought hereunder or to commence any action against or obtain any judgment against the Borrower or any other Loan Party or to pursue any other remedy or enforce any other right. To the extent permitted by applicable law, the Sponsor further agrees that nothing contained herein or otherwise shall prevent the Agent or any Lender from pursuing concurrently or successively all rights and remedies available to the Agent or any Lender at law and/or in equity, hereunder or under the other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of the Sponsor's obligations hereunder, it being the purpose and intent of the Sponsor that its obligations hereunder shall be absolute, independent and unconditional under any and all.


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circumstances whatsoever without regard to the validity, regularity or enforceability of the Credit Agreement or any other Loan Document. Neither the Sponsor's obligations under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of any Loan Party under the Credit Agreement or any other Loan Document or by reason of any Loan Party's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against any Loan Party.

         SECTION 4.02. Loan Document. The Sponsor acknowledges receipt of a copy of the Credit Agreement, and agrees that this Agreement shall constitute a Loan Document for all purposes. The Sponsor acknowledges that the provisions of each Loan Document other than this Agreement may be at any time amended, waived and otherwise modified without notice to or consent from the Sponsor.

                                   ARTICLE V

                                    Payments

         SECTION 5.01. Set-Off and Counterclaim. All and any payments made by or on account of any obligation of the Sponsor hereunder shall be made without set-off or counterclaim in dollars in immediately available funds to such account as the payee shall notify to the payer.

         SECTION 5.02. Reimbursement for Expenses of Enforcement. The Sponsor agrees to pay or reimburse each Lender and the Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and, at any time after and during the continuance of a Sponsor Default, of one counsel for all the Lenders. The agreements in this Section 5.02 shall survive the termination of this Agreement.

         SECTION 5.03. Determinations. Any determination by the Agent of an amount under this Agreement shall be, in the absence of manifest error, prima facie evidence of the matters to which it relates.

                                   ARTICLE VI

                                 Miscellaneous

         SECTION 6.01. Benefit of Agreement. The parties hereto acknowledge that the obligations of the Sponsor and the Borrower set forth in this Agreement are for the benefit of the Lenders, and the Agent on behalf of the Lenders may enforce the obligation of the Sponsor to make Sponsor Contributions to the Borrower hereunder. No person other than


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the parties hereto and the Lenders shall have any express or implied rights under this Agreement. Without limiting the generality of the foregoing, this Agreement gives no rights whatsoever to the holders of Senior Notes.

         SECTION 6.02. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, telegraphed, telexed, telecopied, cabled, sent by a nationally recognized express courier or delivered by hand, if to the Sponsor, at c/o Castle Harlan, Inc., 150 East 58th Street, 37th Floor, New York, NY 10155,
Attention: Marcel Fournier, Howard Weiss and William Pruellage; if to the Agent, at 270 Park Avenue, New York, NY 10017, Attention: Matthew Massie; and, if to the Borrower, at 1001 West Euless Boulevard, Suite 320, Euless, TX 76040, with a copy to Castle Harlan, Inc.; or, at such other address as shall be designated by any party in a written notice to the other parties hereto as provided in this
Section 6.02. All such notices and communications shall be effective at the earliest to occur of receipt, three Business Days after deposit in the United States mail, one Business Day after delivery to a nationally recognized express courier, delivery to a telegraph or cable company and telephone confirmation of receipt of telex or telecopier communication.

         SECTION 6.03. No Guarantee of Indebtedness. Neither this Agreement, nor anything herein contained, nor any obligation performed or to be performed pursuant hereto by the Sponsor shall be construed or deemed to constitute, a direct or indirect guarantee by the Sponsor to any Person or entity of the payment of the interest, principal or premium of any indebtedness, liability or obligation whatsoever of Holdings or any of its subsidiaries, including without limitation, the Loans and the Senior Notes.

         SECTION 6.04. No Waiver; Remedies Cumulative. No failure or delay on the part of any of the Lenders or the Agent in exercising any right, power or privilege hereunder and no course of dealing between the Sponsor, Holdings or the Loan Parties, on the one hand, and any of the Lenders or the Agent, on the other, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on the Sponsor, Holdings or any of the Loan Parties in any case shall entitle any of them to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Lenders or the Agent to any other or further action in any circumstances without notice or demand.

         SECTION 6.05. APPLICABLE LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE


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STATE OF NEW YORK (INCLUDING ALL MATTERS OF STRUCTURE, VALIDITY AND
PERFORMANCE).

         (b) TO THE EXTENT PERMITTED BY LAW, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE SPONSOR, THE BORROWER OR THE AGENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF THE SPONSOR, THE BORROWER AND THE AGENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 6.06. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

         SECTION 6.07. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         SECTION 6.08. Amendment or Waiver. Neither this Agreement nor any of the terms hereof may be amended, modified, supplemented, waived, discharged or terminated unless such amendment, modification, supplement, waiver, discharge or termination is in writing signed by the Sponsor, the Borrower and the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         SECTION 6.09. Waivers; Successors and Assigns. The obligations and liabilities of the Sponsor and the Borrower hereunder shall not be conditioned or contingent upon



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the pursuit by the Lenders or any other Person at any time of any right or remedy against any Loan Party. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each of the Sponsor, the Borrower and the Agent and the successors and assigns thereof, and shall inure to the benefit of the Sponsor, the Borrower, the Agent, the Lenders, and their respective successors and assigns.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                   CASTLE HARLAN PARTNERS III, L.P.,

                                   By: Castle Harlan Associates III, L.P.,
                                   its General Partner,

                                   By: Castle Harlan Partners III G.P., Inc.,
                                   its General Partner,

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:

                                   WFS HOLDINGS, INC.,

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:

                                   WORLDWIDE FLIGHTS SERVICES, INC.,

                                   By:   /s/ [ILLEGIBLE]
                                      -----------------------------
                                      Name:  [ILLEGIBLE]
                                      Title: VP

                                   THE CHASE MANHATTAN BANK,

                                   By:
                                      -----------------------------
                                      Name:
                                      Title: